EXHIBIT 10.5
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                          L-1 IDENTITY SOLUTIONS, INC.
                          2008 LONG-TERM INCENTIVE PLAN
            Nonqualified Stock Option Award Certificate and Agreement

         L-1 Identity Solutions, Inc. (the "Company"), a Delaware corporation, pursuant to its 2008 Long-Term Incentive Plan (as amended, the "Plan"), hereby issues to the Optionholder named below an option to purchase the number of shares of Common Stock, $.001 par value (the "NQO Shares"), of the Company set forth below (the "Option"), exercisable on the following terms and conditions.

Name of Optionholder:            ROBERT LAPENTA

Social Security No. :            XXX-XX-XXXX

Number of NQO Share:             250,000

Type of Option:                  Non-Qualified Stock Option

Option Price per Share:          $7.23

Date of Issuance:                September 08, 2009

Exercise Schedule: Subject to the provisions of the Terms and Conditions to which this Certificate is attached, this Option shall be exercisable cumulatively to the extent of 1/4 of the total number of NQO Shares annually on each anniversary date of the Date of Issuance.

Expiration Date:                 This Option shall expire ten years from
                                 the Date of Issuance, subject to earlier termination as provided in the Terms and Conditions to which this Certificate is attached.

TRANSFER OF THE OPTION REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE ATTACHED TERMS AND CONDITIONS.



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         By signing below, each of the Company and the Optionholder agrees to the foregoing and to the attached Long-Term Incentive Plan Terms and Conditions, which are incorporated herein by reference.

L-1 IDENTITY SOLUTIONS, INC.                    OPTIONHOLDER

                                                By Online Acceptance of this
                                                Agreement, the Optionee hereby
                                                agrees to be bound by all of the
By:  /s/James M. Loy                            terms and conditions of this
    ---------------------------                 Agreement and the Plan
    James M. Loy
    Member of the Board of Directors,           ROBERT LAPENTA  Chairman
    of the Compensation Committee




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                          L-1 IDENTITY SOLUTIONS, INC.
                        STOCK OPTION AWARD AGREEMENT AND
               2008 LONG-TERM INCENTIVE PLAN TERMS AND CONDITIONS
               --------------------------------------------------
                                 (Nonqualified)

         1. Option Price. The price to be paid for each share of common stock of the Company, $.001 par value (each, a "NQO Share"), issued upon exercise of the whole or any part of this Option, is the Option Price per Share set forth on the stock option certificate to which these terms and conditions have been attached (the "Certificate").

         2. Exercise Schedule. This Option shall vest in accordance with the Exercise Schedule set forth on the Certificate. The Option is exercisable only for NQO Shares that have vested as described above and may not be exercised as to any NQO Shares after the Expiration Date set forth on the Certificate or after any earlier termination of the Option in accordance with this Agreement.

         3.       Method and Terms of Exercise.

                  (a) Notice of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company or its designated online service provider, or in such other manner as may then be acceptable to the Company, specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such NQO Shares.

                  (b) Payment. Payment shall be made by (i) cash or check payable to the Company, (ii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (iii) by any combination of the foregoing methods of payment.

                  (c) Delivery of NQO Shares. Promptly following notice of exercise and payment, the Company will deliver to the Optionholder a certificate representing the number of NQO Shares with respect to which the Option has been exercised.

                  (d) Compliance and Registration. If said NQO Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionholder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the NQO Shares are being purchased for the Optionholder's own account for investment and not with a view to distribution. The issuance or delivery of any NQO Shares hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of the New York Stock Exchange or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such NQO Shares. The Company shall not be obligated to issue or deliver any such NQO Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, the New York Stock Exchange or any national securities exchange; but the


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         Company shall exercise its reasonable efforts to cause the NQO Shares that are the subject of the Option to be effectively registered on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, and for so long as the Company shall be subject to the reporting requirements of the Exchange Act, to exercise its reasonable efforts to keep such registration in effect.

                  (e) Withheld NQO Shares -- Rule 16b-3. Any election made by the Optionholder, if then subject to Section 16 of the Exchange Act, to make payment of any portion of a tax withholding obligation with respect to any Option exercise by withholding or assignment of NQO Shares or to make payment of any portion of an exercise price by assignment of NQO Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

         4. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of NQO Shares to which the Option has not been exercised as provided above. The Optionholder shall not have any rights to continued employment by the Company or its affiliates by virtue of the issuance of this Option.

         5. Stock Dividends; Stock Splits; Recapitalization. In the event of any stock split, stock dividend, reclassification of shares, spin-off or other similar change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, the Option shall be appropriately adjusted by the Company in accordance with the Plan.

         6. Dissolution or Liquidation; Sale of the Company. In the event of a dissolution or liquidation of the Company or a Sale of the Company, the Administrator may in its discretion take such actions with respect to the Option as set forth in the Plan.

         7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing (but if Optionholder then is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act), this Option may be assigned to the extent such assignment is in connection with the Optionholder's estate plan or pursuant to an order that would constitute a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code").

         8. Exercise of Option After Termination of Employment. Intentionally left blank.

         9. Covenant. The Company and Employee agree that as a result of and after giving effect to the grants of this Option and 250,000 shares of restricted common stock of the Company, $.001 par value, on the date hereof (the "Equity Grants"), Employee's beneficial ownership, as determined pursuant to
Section 203(c)(9) of the General Corporation Law of the State of Delaware (the "DGCL"; such ownership being referred to herein as "Beneficial Ownership") of the outstanding shares of the "voting stock" of the Company, as defined in and computed in accordance with Section 203(c)(8) of the DGCL ("Company Voting Securities"), shall increase from below 15% to 15.31% of the Company's Voting Securities. The Company




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and Employee agree and acknowledge that the Company does not wish to forego the protections afforded by Section 203 of the DGCL as a result of the Equity Grants. Accordingly, in consideration of the Equity Grants, Employee agrees that the provisions of Section 203 of the DGCL, including the restrictions and exceptions contained therein, are incorporated in this Agreement by reference and shall by virtue of this Agreement apply in full force and effect with respect to Employee and continue to apply to Employee if Employee shall become an "interested stockholder", as defined in Section 203 of the DGCL; provided however, that for purposes of the application of the provisions of Section 203 of the DGCL incorporated herein to Employee by virtue of this Agreement, all references to "15%" in the definition of "interested stockholder" contained in
Section 203 shall be read and interpreted to be references to 15.4%.

The provisions of this covenant may be waived or amended by a majority of the members of the board of directors of the Company who (i) are not employees of the Company, (ii) are not Affiliates or Associates (each as defined in Section 203 of the DGCL) of Employee and (iii) who otherwise have been determined to be "independent" under the listing standards of the New York Stock Exchange ("Independent Directors").

Each of Employee and the Company acknowledge and agree that (i) the provisions of this covenant are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this covenant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this covenant by the other parties without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

This covenant shall be interpreted in accordance with the laws of the State of Delaware without reference to the choice of laws provisions thereof and Employee hereby consents and submits to, the jurisdiction of the Court of Chancery of the State of Delaware for any matters relating to this covenant and waives any objection to the laying of venue of any such litigation in the Court of Chancery of the State of Delaware.

         10. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment, of all applicable federal, state and local income and employment act withholding obligations no later than the date of exercise. Such tax obligations may be paid in whole or in part by delivery of Company Common Stock, including NQO Shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company, its parent and subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

         11. Administration. The Option is issued and this Agreement has been made pursuant and subject to the terms and conditions of the Company's 2008 Long-Term Incentive Plan, as amended from time to time. The Plan, the Option and this Agreement shall be administered by the Board or such other Administrator to which the Board may delegate its authority in



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accordance with the Plan. The Administrator shall have such powers and duties as set forth in the Plan. Any decisions of the Administrator made with respect to any of the foregoing shall be made in the Administrator's sole discretion and shall be final and binding on the Company, the Optionholder and all other persons.

         12. Option Nonqualified. The Option shall be a nonstatutory option which is not intended to meet the requirements of Section 422 of the Code.

         13. Surrender and Notation of Option. If and when the Option is exercised in its entirety, this Agreement and the Certificate shall be surrendered to the Company for cancellation. If and as the Option shall be exercised in part, or any change or adjustment shall be made to the Option as contemplated under this Agreement, an appropriate notation reflecting the partial exercise or the change or adjustment will be made on the records of the Company.

         14. Incorporation by Reference; Interpretation. The terms and conditions of the Plan, which is attached to this Agreement as Exhibit 1, are hereby incorporated into this Agreement by reference. The Optionholder hereby accepts the Option subject to all the terms and conditions thereto and acknowledges that in the event of any ambiguity concerning the interpretation of this Agreement and the Plan, the terms and conditions of the Plan shall govern.

         15. Online Administration; Acceptance. If the Company has designated an online service provider, such as E*Trade, to provide for online administration of this NQO, the Optionholder shall be required to use such designated online service provider for (a) online acceptance of this Agreement and (b) administration of this NQO. Should an Optionholder want to decline this Agreement, written notice must be provided to the Executive Vice President, Chief Financial Officer and Treasurer at 177 Broad Street, 12th Floor, Stamford, Connecticut 06901.

         16. Terms of Employment Agreement. Option holder is party to an employment agreement with L-1 Identity Solutions, Inc. dated as of August 29, 2006 and amended as of July 31, 2009, which includes special vesting, exercise and/or other rights relating to (1) the Option granted under this Nonqualified Stock Option Award Certificate and Agreement, and (2) other stock options to purchase shares of common stock of L-1 Identity Solutions, Inc., whether granted prior to or subsequent to this particular Option and Agreement. A copy of such employment agreement is attached hereto as Exhibit 2. To the extent such employment agreement contains special vesting, exercise and/or other rights respecting the Option granted under this Nonqualified Stock Option Award Certificate and Agreement (and/or respecting other stock options to purchase shares of common stock of L-1 Identity Solutions, Inc., whether granted prior to or subsequent to this particular Option and Agreement), and such rights vary from those set forth in this Agreement (and/or the terms of any previous or subsequent stock option awards or agreements, as the case may be), the rights set forth in the employment agreement shall govern.




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EXHIBITS
--------

Exhibit 1          2008 Long-Term Incentive Plan

Exhibit 2 Employment Agreement dated as of August 29, 2006 and amended as of July 31, 2009




















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